EXHIBIT 10(p)

                                 PROMISSORY NOTE

                                                      December 29, 2008

      FOR VALUE RECEIVED, CEL-SCI Corporation (Borrower) promises to pay to Maximilian de Clara or order (Note Holder) all amounts which from time to time may be advanced by the note holder to the borrower, up to a maximum of $1 million, together with interest on the unpaid principal balance from the date of this note until paid, at the rate of 15% per annum.

      This Note, together with all accrued but unpaid interest, shall be due and payable on the first to occur of the following:

          o March 27, 2009; or



          o the date the Borrower obtains funding (weather by means of convertible debt or equity) of at least $2,000,000 net of fees, exclusive of any funding obtained by means of this Note or any notes which are the same series as this Note.

      Principal and interest shall be payable at the following address, or such other place as the Note Holder may designate:



            Maximilian de Clara
            6078 Lungern (OV)
            Bergstrasse 79
            Switzerland



On March 27, 2009 CEL-SCI will issue to Maximilian de Clara one warrant for each dollar loaned to the Company by Maximilian de Clara. This warrant will allow the investor to purchase CEL-SCI common stock at a price that is equal to the closing market price on March 26, 2009. The warrants will have a life of 5 years and will be registered with the next registration statement.

      Payments received for application to this Note shall be applied first to the payment of costs and expense of collection and/or suit, if any, second to the payment of accrued interest specified above, and the balance applied in reduction of the principal amount hereof.

      If this Note is not paid when due, the Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

      Borrower may prepay the principal amount outstanding under this note, in whole or in part, at any time without penalty.

      Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity.

     Any notice to Borrower provided for this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower, (2) by e-mail as long as the e-mail receipt was acknowledged or (3) mailing such notice by mail or couriers such as FedEx, addressed to Borrower at the Borrower's address states below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Borrower, (2) by e-mail as long as the e-mail receipt was acknowledged or (3) mailing such notice by mail or couriers such as FedEx, to the Note Holder at the address stated above, or to such other address as Note Holder may designate by notice to Borrower.



                               CEL-SCI CORPORATION





                                    By /s/ Geert Kersten
                                      ---------------------------------
                                      Geert R. Kersten, Chief Executive Officer



                               ADDRESS OF BORROWER

                                     8229 Boone Boulevard, Suite 802
                                     Vienna, VA 22182, USA
                                     703-506-9460

                        1st Amendment to PROMISSORY NOTE

                                                                 April 30, 2009


      On December 29, 2008, CEL-SCI Corporation (Borrower) signed a promissory note to Maximilian de Clara or order (the Note Holder). Pursuant to this note CEL-SCI was to have repaid the note by March 27, 2009 and was to have issued warrants on CEL-SCI stock to Maximilian de Clara. This note is now being amended as follows:

 All terms of the note will stay the same except for:

     1)   The note is now due on June 27, 2009;

     2) On June 27, 2009 CEL-SCI will issue to Maximilian de Clara 1.5 warrants for each dollar loaned to the Company by Maximilian de Clara. This warrant will allow the investor to purchase CEL-SCI common stock at a price that is equal to the closing market price on June 26, 2009. The warrants will have a life of 5 years and will be registered with the next registration statement.

     3) If there is an earlier financing that triggers a reset under the convertible debentures, CEL-SCI will issue the warrants to be issued to Mr. de Clara pursuant to No. 2 at such earlier time at the same price as the reset price.

     4) If there is no earlier financing that triggers a reset under the convertible debentures, CEL-SCI will also offer a right of participation to Maximilian de Clara for the whole amount due under the promissory note.

                               CEL-SCI CORPORATION



                                    By: /s/ Geert R. Kersten
                                        ------------------------------
                                       Geert R. Kersten, Chief Executive Officer



                               ADDRESS OF BORROWER

                                    8229 Boone Boulevard, Suite 802
                                    Vienna, VA 22182, USA
                                    703-506-9460

                                    Countersigned by:
                                    Maximilian de Clara

                                        /s/ Maximilian de Clara
                                        -------------------------------

                        2nd Amendment to PROMISSORY NOTE

                                                                  June 25, 2009

 On December 28, 2008, CEL-SCI Corporation (Borrower) signed a promissory note to Maximilian de Clara or order (the Note Holder). On April 30, 2009 Borrower signed a 1st Amendment to this Promissory Note due to CEL-SCI's inability to repay the funds. Today Borrower and Note Holder agree to a 2nd Amendment to the Promissory Note. The note is being amended as follows:

 All terms of the note will stay the same except for:

     1)   The amount payable under the note is now $1,099,265.07.

     2) The note will continue to be secured by the Company's assets (UCC lien filed December 2008).

          3)   Interest at an annual rate of 15% will be payable monthly.

          4) The note will become a 5 year note. CEL-SCI will not have the right to prepay the note at an earlier time, but the Holder may request repayment in full or in part at any time after October 1, 2009 on 10 days notice.

          5) The note, in whole or in smaller increments, will be convertible at the holder's option into CEL-SCI common stock at a price of $0.40 per CEL-SCI common share, subject to the customary adjustments. CEL-SCI agrees to deliver the shares within 3 trading days of conversion notice.

          6) CEL-SCI will immediately award Holder 1,648,898 warrants to purchase CEL-SCI common stock at $0.50. These warrants have a life of 5 years from the date of grant.

          7) The shares underlying the convertible note and the warrants, as well as the warrants issued pursuant to the 1st Amendment to the promissory Note, will be added to the next registration statement by CEL-SCI. CEL-SCI will make every effort to have these shares registered within 4 months.

 All other terms and conditions of said Note shall remain in full force and effect. This amendment shall be subject to said terms and conditions.

 IN WITNESS WHEREOF, the Borrower has executed and delivered said Promissory Note Amendment as of the day and year first above written.

 WITNESS:                                 BORROWER:
                                          CEL-SCI CORPORTION


                                          By:/s/ Geert Kersten
                                             -------------------------------
                                             Geert Kersten
                                             Chief Executive Officer

 IN WITNESS WHEREOF, the Lender hereby acknowledges and accepts said Promissory Note Amendment as of the day and year first above written.

 WITNESS:                                 LENDER:
                                          MAXIMILIAN DE CLARA


                                          By:/s/ Maximilian De Clara
                                             -------------------------------

                                   EXHIBIT 31

                                   EXHIBIT 32